EXHIBIT 1.2

                             R. M. STARK & CO., INC.
                              701 S. E. 6th Avenue
                                    Suite 100
                           Delray Beach, Florida 33483

                            ___________________, 1996

_____________ Securities Corp.
(Address)

____________ Securities Corp.
(Address)

Gentlemen:

        R. M. Stark & Co., Inc., as Managing Underwriter and you as Co-Underwriters, have entered into an agreement with Shipholding
International, Inc. (the "Company") with regard to their Registration Statement on Form S-18, File No. 33-90862. This
Agreement is to clarify our duties, responsibilities and compensation for acting as Managing Underwriter.

        1. You hereby each authorize us to do the following on your behalf:

               a. To make any changes in the Underwriters' compensation as may be required by the National Association of Securities Dealers, Inc.;

               b. To extend the offering period, if needed, for an additional 60 days;

               c. To open an escrow account for the benefit of the subscribers to the Issuer's offering of Units, each Unit consisting of one share of Common Stock, par value $.001 per share ("Common Stock"), one Series A Common Stock Purchase Warrant (the "Series A Warrants") and one Series B Common Stock Purchase Warrant (the "Series B Warrants") at a public offering price of $8.50 per Unit (the "Units").

               d. To request acceleration of an effective date for the Registration Statement.

        2. You agree to remit all purchasers checks to us immediately upon receipt, together with a list of, or copies of, the confirmations relating thereto. Checks should be made payable to the order of "Continental Stock Transfer & Trust Company, as Escrow Agent for the benefit of Shipholding International, Inc." in an amount equal to the public offering price of the Units subscribed for.

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        3. As compensation for our services as Managing Underwriter, it is agreed that we shall receive an aggregate amount equal to $._________ per Unit for such Units sold pursuant to the Underwriting Agreement. The non-accountable expense allowance shall be divided among us as follows: attorney's fees, disbursements and due diligence expenses shall first be deducted and paid; as Managing Underwriter, we shall be entitled to receive _____% of the remaining sum as our fee for acting in such capacity; and the balance shall be divided on a pro-rata basis among the Managing Underwriter and Co-Underwriters in accordance with the number of Units sold by each. The Common Stock Purchase Warrants shall be divided as follows: as Managing Underwriter, we shall be entitled to receive _____% of the Warrants as our fee for acting in such capacity; and the balance shall be divided on a pro-rata basis among the Managing Underwriter and Co-Underwriters in accordance with the number of Units sold by each.

        4. As compensation, you shall be entitled to a commission of $,________ per Unit for each Unit sold by you or any selling group member which you bring in to participate in the offering. However, you shall pay from such commission the amount due to your selling group member.

        5. We shall advise each Underwriter as to the states or jurisdictions under the securities or Blue Sky laws of which we believe the Units are eligible for sale, but we assume no responsibility as to such eligibility or the right of any Underwriter to sell any Units in any state or jurisdiction. We have caused to be filed a Further State Notice respecting the Units to be offered to the public in New York in the form required by, and pursuant to the provisions of
Article 23A of the General Business Law of the State of New York.

        6. Each Underwriter, severally, agrees to indemnify and hold harmless each other Underwriter and any person who may be deemed to control any other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, to the extent and upon the terms set forth in the Underwriting Agreement. Such indemnity shall survive the termination of this Agreement and shall remain in force and effect regardless of any investigation made by, or on behalf of, such other Underwriter or controlling person.

        7. This Agreement shall terminate on the last closing date of the public offering or should no closing occur, then upon the termination of the offering period.

        8. Accounts will be closed and settled under this Agreement as soon as practicable after termination. Notwithstanding any distribution or settlement on the termination of accounts, each Underwriter shall remain liable for its proper proportion of any tax or other liability which may be asserted against any one or more of the Underwriters in respect of this Agreement or the Underwriting Agreement based upon the claim that the Underwriters constitute a partnership, an association, an unincorporated

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business or other separate entity, and each Underwriter agrees to pay its proper proportion of the expenses of resisting any such claim. The provision of this paragraph shall survive the termination of this Agreement.

        9. Each Underwriter agrees to comply with any applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission. Each Underwriter represents that it is a member in good standing of the Association, and agrees to comply with all applicable provisions of the Rules of Fair Practice of the Association.

        10. Each Underwriter confirms: (a) that it has examined each preliminary Prospectus, the Registration Statement and the form of Prospectus (and any amendments or supplements thereto), as referred to in the Underwriting Agreement, (b) that the information therein is correct and not misleading insofar as such information relates to such Underwriter, (c) that copies of the definitive Prospectus complying with Rule 424(b) will be expeditiously distributed to all persons to whom it is then expected to mail confirmations of sale not less than 48 hours prior to the time it is expected to mail such confirmations of sale not less than 48 hours prior to the time it is expected to mail such confirmations, and (d) that it is willing to accept the responsibilities under the Securities Act of 1933, as amended, of an Underwriter named in the Registration Statement and is willing to proceed with the Underwriting in the manner contemplated thereby. Each Underwriter authorizes us, with approval of counsel for the Underwriters, on behalf of each Underwriter, to consent to the filing of any further amendments or supplements to any preliminary Prospectus, the Registration Statement or the Prospectus.

        11. In any action taken hereunder, except in the sale of the Units underwritten by us and in the performance of our own obligations hereunder, under the Underwriting Agreement and the Selected Dealers Agreement, we shall act only as the Managing Underwriter of the several Underwriters. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided, or impair the several nature of their obligations under this Agreement and the Underwriting Agreement.

        12. Except as expressly stated herein, or as may arise under the Securities Act of 1933, as amended, the Managing Underwriter shall not be under any liability for, or in respect of, the validity of the Units, the form of, or the statements contained in, the Registration Statement, any preliminary Prospectus, the Prospectus (or any amendments or supplements thereto), or any supplemental sales data or other letters or instruments executed by, or obtained from, the Company, the form or validity of the Underwriting Agreement, the Selected Dealers Agreement or this Agreement, the eligibility of the Units for sale under the laws of any state or jurisdiction, the delivery of the Units or the

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performance by the Company or others, of any agreement on its or their part, or any matter in connection with any of the foregoing, except our own lack of good faith.

        13. Any notice to any Underwriter shall be deemed to have been duly given if mailed, sent via facsimile transmission (fax) or delivered in person to such Underwriter at the address set forth herein.

        14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        15. This Agreement may be signed in any number of counterparts, which taken together, shall constitute one and the same instrument. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

        If the foregoing meets with your approval, please sign and return to us one counterpart of this Agreement. Upon your confirmation hereof and upon confirmation of identical agreements by each of the other Underwriters, covering in the aggregate all the Units, this Agreement shall constitute a valid and binding contract between you and us.

                                    Very truly yours,

                                    R. M. STARK & CO., INC.


                                    By:_______________________


Confirmed as of the date first above written.

______________Securities Corp.

By_________________________________

_____________Securities Corp.

By_________________________________